EXHIBIT 23.2

				    CONSENT


	       I, David Bernt Skinner, M.D., hereby consent to being named as a person who has become a director of Laboratory Corporation of America Holdings in the current report on Form 8-K to which this consent is an exhibit and which is incorporated by reference into the Prospectus included in the Registration Statement on Forms S-4/S-3 (Registration Statement No. 33-58307) filed with the Securities and Exchange Commission on March 31, 1995.


Dated:  May 12, 1995                   /s/ David Bernt Skinner, M.D.
				       David Bernt Skinner, M.D.